UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2016

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2016, MYR Group Inc. (“MYR Group” or the “Company”) entered into an agreement (the “Agreement”) with Engine Capital Management, LLC, Engine Capital, L.P., Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC, Engine Investments II, LLC, and Arnaud Ajdler (collectively, “Engine Capital”), and John P. Schauerman (together with Mr. Ajdler, the “Engine Appointees”) to settle a potential election contest in connection with the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). Engine Capital previously delivered to the Company a nomination letter, dated January 6, 2016 (the “Nomination Letter”), notifying the Company of its intention to nominate Messrs. Ajdler and Schauerman, and a third nominee, Grant G. McCullagh, for election to the Company’s board of directors (the “Board”) at the 2016 Annual Meeting.

Pursuant to the Agreement, the Company agreed, among other things, to take all action necessary to expand the size of the Board from nine to ten directors, and to appoint Mr. Schauerman to the Board. Accordingly, on March 22, 2016, following the entry into the Agreement, the Board expanded its size from nine to ten directors and appointed Mr. Schauerman to fill the newly created vacancy on the Board. Mr. Schauerman was appointed as a Class III director, with a term expiring at the 2016 Annual Meeting. The Company also agreed to modify its existing slate of director nominees to be elected as Class III directors at the 2016 Annual Meeting to include Mr. Schauerman, in addition to Larry F. Altenbaumer, William A. Koertner and William D. Patterson. In addition, the Company agreed that, immediately following the 2016 Annual Meeting, the Board and all applicable committees of the Board will take all action necessary to expand the size of the Board from ten to eleven directors, and appoint Mr. Ajdler to fill the newly created vacancy on the Board as a Class I director, with a term expiring at the 2017 annual meeting of stockholders.

In addition, pursuant to the terms of the Agreement, the Company agreed that the Board and all applicable committees of the Board will take all action necessary to (i) appoint Mr. Schauerman to each of the Nominating and Corporate Governance Committee and Audit Committee as promptly as practicable following the execution of the Agreement and (ii) appoint Mr. Ajdler to the Compensation Committee, as promptly as practicable following the 2016 Annual Meeting, subject, in each case, to his eligibility to serve in such capacity pursuant to applicable law and stock exchange regulations, as they may be amended from time to time. Additionally, the Company has agreed that the Board and all applicable committees will take all action necessary to appoint one of the Engine Appointees to any other Board committees formed after the date of the Agreement until the expiration of the Standstill Period (as defined below), subject, in each case, to his eligibility to serve in such capacity pursuant to applicable law and stock exchange regulations, as they may be amended from time to time.

Pursuant to the Agreement, Engine Capital has irrevocably withdrawn the Nomination Letter, and has agreed not to nominate any person for election at the 2016 Annual Meeting, submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, or initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting.

The Agreement further provides that Engine Capital will vote all of the shares of the Company’s common stock that it beneficially owns for the election of Messrs. Altenbaumer, Koertner, Patterson and Schauerman at the 2016 Annual Meeting. Engine Capital will also vote in favor of the Company’s “say-on-pay” proposal and to ratify the appointment of the independent registered public accounting firm designated by the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Engine Capital is subject to a customary standstill provision under the Agreement, which will remain in effect until the earlier of (i) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the 2017 annual meeting of stockholders and (ii) the date that is 90 days prior to the first anniversary of the 2016 Annual Meeting (the “Standstill Period”). The standstill provision prohibits Engine Capital from engaging in certain proxy solicitations, making certain stockholder proposals, calling meetings of stockholders or seeking nominations in furtherance of a contested solicitation for the election or removal of directors.

The Company has also agreed that if an Engine Appointee is unable to serve as a director or nominee or resigns as a director prior to the expiration of the Standstill Period, Engine Capital will have the ability to recommend a replacement appointee (an “Engine Replacement Appointee”) for appointment to the Board or for nomination for election to the Board, as applicable. The Board and any applicable committee of the Board will vote on the appointment or nomination of such Engine Replacement Appointee no later than five business days after such recommendation. If the Board does not appoint or nominate such Engine Replacement Appointee as recommended, the Company and Engine Capital will continue to follow this procedure until an Engine Replacement Appointee is appointed or elected to the Board as recommended.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included above in Item 1.01 is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On March 22, 2016, the Company issued a press release announcing the signing of the Agreement and the appointment of Mr. Schauerman to the Board. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Important Additional Information

MYR Group, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MYR Group stockholders in connection with the matters to be considered at MYR Group’s 2016 Annual Meeting. MYR Group filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies from MYR Group stockholders for MYR Group’s 2016 Annual Meeting. MYR GROUP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of MYR Group’s directors and executive officers in MYR Group securities is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with MYR Group’s 2016 Annual Meeting. Information can also be found in MYR Group’s most recent Annual Report on Form 10-K and in MYR Group’s preliminary proxy statement for the 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MYR Group with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at MYR Group’s website at www.myrgroup.com or by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement, dated March 22, 2016, by and among MYR Group Inc., Engine Capital Management, LLC, Engine Capital, L.P., Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC, Engine Investments II, LLC, Arnaud Ajdler and John P. Schauerman.

99.1	Press release issued by MYR Group Inc. on March 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: March 22, 2016
	By:	/s/ Gerald B. Engen, Jr.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary

exhibit index

Exhibit No.	Description

10.1	Agreement, dated March 22, 2016, by and among MYR Group Inc., Engine Capital Management, LLC, Engine Capital, L.P., Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC, Engine Investments II, LLC, Arnaud Ajdler and John P. Schauerman.

99.1	Press release issued by MYR Group Inc. on March 22, 2016.